UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) August 2, 2000


                                    024996
                           (Commission File Number)


                        ------------------------------


                        INTERNET COMMERCE CORPORATION
            (Exact name of registrant as specified in its charter)


                Delaware                                    133645702
         (State of Incorporation)                         (IRS Employer
                                                      Identification Number)


           805 Third Avenue, Ninth Floor, New York, New York 10022
             (Address of registrant's principal executive office)


                                (212) 271-7640
                         (Registrant's telephone number)


                        ------------------------------

ITEM 5

      On August 2, 2000, Internet Commerce Corporation ("ICC") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Intercoastal Data Corporation, a Georgia corporation ("IDC"), and the IDC shareholders (the "Sellers"), pursuant to which IDC merged with and into ICC (the "IDC Merger") on August 3, 2000 (the "Effective Time") and is being operated as a division of ICC.

      In connection with the IDC Merger, the Sellers received a total of 190,861 shares of ICC Class A Common Stock. ICC has agreed to register the resale of these shares, and if the average market value of the shares for the ten days ending four days prior to the effective date of the registration statement covering the resale is less than the average value of the shares for the ten days ending four days prior to the effective time of the IDC Merger ($17.34 per share), ICC will issue up to an additional 47,715 shares to the Sellers to restore this decline in value.

      IDC is engaged in the development, sale, marketing or other exploitation of business-to-business electronic data interchange standards-based applications for standard-based EDI exchange over value-added networks, private networks intranets, extranets or the Internet. For the fiscal year ended March 31, 2000, IDC had total revenues of $1,444,736 and net income of $50,140. IDC also had a portfolio of marketable securities that had a value of approximately $1,300,000 at the Effective Time. IDC was founded in 1972 and is headquartered in Carrollton, Georgia

      The foregoing description of the IDC Merger is qualified in its entirety by reference to the Merger Agreement which is filed as an exhibit to this Form 8-K and is hereby incorporated by reference herein.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Historical Financial Statements of Intercoastal Data Corporation.

(b)   Pro-Forma Financial Information.

(c)   Exhibits.

   Exhibit Number                               Title
   --------------                               -----

      2 Agreement and Plan of Merger, dated as of August 2, 2000, among Internet Commerce Corporation, Intercoastal Data Corporation and the individuals listed on the signature pages thereto.

                                  SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTERNET COMMERCE CORPORATION


                                    By: /s/ Walter M. Psztur
                                        ------------------------------
                                        Name:  Walter M. Psztur
                                        Title: Chief Financial Officer

Date:  August 11, 2000

                                  Exhibit Index


(a)   Historical Financial Statements of Intercoastal Data Corporation.

(b)   Pro-Forma Financial Information.

(c)   Exhibits.

Exhibit Number                                  Title

      2 Agreement and Plan of Merger, dated as of August 2, 2000, among Internet Commerce Corporation, Intercoastal Data Corporation and the individuals listed on the signature pages thereto.

                          INTERCOASTAL DATA CORPORATION

                              FINANCIAL STATEMENTS
                            JANUARY 31, 2000 AND 1999

                          INTERCOASTAL DATA CORPORATION


                                TABLE OF CONTENTS
                                -----------------

                                                                       PAGE
                                                                       ----


Independent auditors' report                                             1


Financial statements:


     Balance sheets                                                    2 - 3


     Statements of income and comprehensive income                       4


     Statements of retained earnings                                     5


     Statements of cash flows                                          6 - 7


     Notes to financial statements                                    8 - 12

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Intercoastal Data Corporation

We have audited the accompanying balance sheets of INTERCOASTAL DATA CORPORATION (a Georgia Corporation) as of January 31, 2000 and 1999, and the related statements of income and comprehensive income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INTERCOASTAL DATA CORPORATION as of January 31, 2000 and 1999, and the results of its operations, its retained earnings, and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

April 14, 2000

                          INTERCOASTAL DATA CORPORATION
                                 BALANCE SHEETS
                                   JANUARY 31,

                                     ASSETS
                                     ------

                                                     2000               1999
                                                   -----------      -----------
Current assets
--------------
     Cash                                          $   232,136      $    82,023
     Investments in marketable securities            1,040,160          864,979
     Accounts receivable                               162,349          126,512
     Prepaid expenses                                    3,021            3,410
     Deferred tax asset                                    948           34,771
                                                   -----------      -----------

        Total current assets                         1,438,614        1,111,695
                                                   -----------      -----------

Property, plant, and equipment, at cost
---------------------------------------
     Land                                               43,549           43,549
     Buildings                                         332,135          325,572
     Furniture and equipment                           347,817          350,570
     Automobiles                                        42,013           42,013
     Computer software                                 107,934          106,329
                                                   -----------      -----------
                                                       873,448          868,033
     Less accumulated depreciation                    (486,455)        (440,156)
                                                   -----------      -----------

                                                       386,993          427,877

                                                   $ 1,825,607      $ 1,539,572
                                                   ===========      ===========


                   See audiors' report and accompanying notes

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


                                                                            2000           1999
                                                                       -------------   --------
Current liabilities
-------------------
     Accounts payable                                                   $      790   $    4,023
     Accrued expenses                                                       21,711       21,096
     Deferred revenue                                                       53,586       59,397
     Obligations under capital lease, current portion - related party        4,851        4,221
     Income taxes payable                                                   31,317        --
                                                                        ----------   ----------


        Total current liabilities                                          112,255       88,737
                                                                        ----------   ----------

Long-term liabilities
---------------------
     Obligations under capital lease,
        net of current portion - related party                              17,745       22,597
     Deferred tax liability                                                294,417      246,854
                                                                        ----------   ----------

                                                                           312,162      269,451
                                                                        ----------   ----------
Stockholders' equity
--------------------
     Common stock; $.50 par value,
        1,000,000 authorized, 43,700 issued and outstanding                 21,850       21,850
     Additional paid-in capital                                              4,178        4,178
     Retained earnings                                                     637,968      566,721
     Accumulated other comprehensive income:
        Unrealized gain on investments in marketable securities            737,194      588,635
                                                                        ----------   ----------

                                                                         1,401,190    1,181,384
                                                                        ----------   ----------
                                                                        $1,825,607   $1,539,572
                                                                        ==========   ==========

                  See auditors' report and accompanying notes


                          INTERCOASTAL DATA CORPORATION
                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                         FOR THE YEARS ENDED JANUARY 31,


                                                                2000           1999
                                                             -----------    -----------
Sales                                                        $ 1,528,412    $ 1,307,319
-----                                                        -----------    -----------

Operating Expenses
     Cost of service                                             391,305        361,321
     Selling, general and administrative expenses              1,014,293        975,481
                                                             -----------    -----------

                                                               1,405,598      1,336,802

        Income (loss) from operations                            122,814        (29,483)
                                                             -----------    -----------

Other income (expenses)
                                                                            -----------
     Interest expense                                             (3,489)        (4,041)
     Interest income                                               2,849          2,426
     Dividend income                                               8,497          5,869
     Gain on investments in marketable
        securities                                                60,337           --
     Loss on disposal of assets                                   (7,058)          (740)
                                                             -----------    -----------

                                                                  61,136          3,514
                                                             -----------    -----------

        Income (loss) before taxes                               183,950        (25,969)

Provision for income taxes                                       112,703         29,599
--------------------------                                   -----------    -----------

        Net income (loss)                                         71,247        (55,568)

Other comprehensive income
--------------------------
     Unrealized gains on marketable equity securities:
        Unrealized holding gains arising during the period       148,559         95,557
                                                             -----------    -----------

        Total comprehensive income                           $   219,806    $    39,989
                                                             ===========    ===========

                   See auditors' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                         STATEMENTS OF RETAINED EARNINGS
                  FOR THE YEARS ENDED JANUARY 31, 2000 AND 1999




Balance, February 1, 1998                                             $ 622,289


Net loss                                                                (55,568)
                                                                      ---------


Balance, January 31, 1999                                               566,721


Net income                                                               71,247
                                                                      ---------


Balance, January 31, 2000                                             $ 637,968
                                                                      =========
                   See auditors' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                            STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED JANUARY 31,


                           Increase (Decrease) In Cash


                                                                 2000           1999
                                                               ---------    ---------
Cash flows from operating activities
------------------------------------
   Net income (loss)                                           $  71,247    $ (55,568)
                                                               ---------    ---------
   Adjustments to reconcile net income to net cash
      provided by operating activities
         Depreciation                                             41,508       51,872
         Amortization                                              7,363        7,140
         Deferred income taxes                                    81,386       29,599
         Gain on investments in marketable securities            (60,337)        --
         Loss on disposal of property and equipment                7,058          740
         Changes in assets and liabilities
           Accounts receivable                                   (35,837)      11,750
           Prepaid expenses                                          389          607
           Accounts payable                                       (3,233)      (6,404)
           Accrued expenses                                          615        1,752
           Deferred revenue                                       (5,811)     (11,576)
           Income taxes payable                                   31,317         --
                                                               ---------    ---------

             Total adjustments                                    64,418       85,480
                                                               ---------    ---------

                   Net cash provided by operating activities     135,665       29,912
                                                               ---------    ---------

Cash flows from investing activities
------------------------------------
   Acquisition of property, plant and equipment                  (15,045)     (23,637)
   Proceeds from sale of marketable securities                   104,913         --
   Investments in marketable securities                          (71,198)      (2,194)
                                                               ---------    ---------

      Net cash provided (used) by investing activities            18,670      (25,831)
                                                               ---------    ---------


Cash flows from financing activities
------------------------------------
   Principal payments on obligations under capital lease          (4,222)      (3,671)
                                                               ---------    ---------

         Net increase in cash                                    150,113          410

Cash, beginning of year                                           82,023       81,613
                                                               ---------    ---------

         Cash, end of year                                     $ 232,136    $  82,023
                                                               =========    =========


                  See auditor's report and accompanying notes

                           Increase (Decrease) In Cash


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                              2000        1999
                                                            ---------   --------
Cash paid during the years for
     Interest                                                $3,489      $4,041


                  See auditor's report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            JANUARY 31, 2000 AND 1999


Note A
Summary of Significant Accounting Policies

Nature of Operations:
--------------------

INTERCOASTAL DATA CORPORATION (IDC), a Georgia corporation incorporated in 1972, licenses EDI software and provides EDI services to users throughout the United States.

Use of Estimates:
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation, deferred revenue, and accrued expenses. Actual results could differ from those estimates.

Investments in Marketable Securities:
------------------------------------

The Company's marketable equity securities consist of equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase and re-evaluates such determinations at each balance sheet date.

Since the Company does not intend to sell these securities in the near term, they are classified as "available for sale" and, accordingly, are carried at fair value with unrealized gains and losses reported as a separate component within the stockholders' equity section of the balance sheets. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings. The Company accounts for any sales of investments on a first-in, first-out basis.

Accounts Receivable:
-------------------

The Company considers all accounts receivable to be fully collectible; therefore, no allowance for doubtful accounts has been provided. The Company does not require collateral for its accounts receivable. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreements would be the balance of the accounts receivable.

Property, Plant and Equipment:
-----------------------------

Property, plant, and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

Depreciation is provided using both straight-line and accelerated methods over the estimated useful lives of the assets, which are as follows:

           Buildings                                                 40 years
           Furniture and equipment                                5 - 7 years
           Automobiles                                            4 - 5 years
           Computer software                                          5 years

Revenue Recognition:
-------------------

Revenue consists primarily of consulting services, licensing fees, and post-contract customer support. The company accounts for such revenue in accordance with the American Institute of Certified Public Accountants' (AICPA) Statement of Position 97-2, "Software Revenue Recognition," as follows:

        License revenue                        Revenue from the license
                                               of software is recognized after
                                               shipment of the product and
                                               fulfillment of acceptance terms,
                                               provided no significant
                                               obligations remain and collection
                                               of the resulting receivable is
                                               deemed probable.

        Installation, consulting, and
           education                           When services are provided.

        Support contract                       Ratably over the life of
                                               the contract from effective date.

Income taxes:
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the reporting of depreciation. The deferred tax asset represents the future tax consequences of those differences, which will be deductible when the assets are recovered or settled.

Advertising:
-----------

The Company expenses all advertising costs as incurred. Advertising expenses for the years ended January 31, 2000 and 1999, are $35,964 and $60,174, respectively.

New Accounting Pronouncements:
-----------------------------

On January 31, 1998, the Company adopted SFAS 130, "Reporting Comprehensive Income," and restated prior years' financial statements to conform to the reporting standard. SFAS 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes all changes in stockholders' equity during a period except those resulting from investments by owners and distributions to owners. The adoption of SFAS 130 resulted in revised and additional disclosures but had no effect on the financial position, results of operations, or liquidity of the Company.

Note B

Uninsured Cash Balances
-----------------------

The Company from time to time maintains cash deposits in excess of federally insured limits. At January 31, 2000 and 1999, the Company had approximately $19,747 and $0, respectively, at risk.

Note C
Investments in Marketable Securities
------------------------------------

Cost and fair value of marketable securities available for sale are as follows:

                                             Unrealized                Fair
                          Cost                 Gains                  Value
                      --------------       --------------        ---------------

January 31, 2000      $      302,966       $      737,194        $    1,040,160
                      ==============       ==============        ==============

January 31, 1999      $      276,344       $      588,635        $      864,979
                      ==============       ==============        ==============

The unrealized gain on marketable securities, which is included as a separate component of stockholders' equity in the accompanying balance sheets, increased to $148,559 during 2000 from $95,557 at January 31, 1999. The income tax expenses related to the unrealized gains on marketable securities are included in the provision for income taxes within the statement of operations. The amounts of income tax expense recognized in the financial statements related to the gains on marketable securities are $56,066 and $36,033 for the years ended January 31, 2000 and January 31, 1999, respectively.

Note D
Income Taxes

The provision for income taxes consists of:
                                                2000             1999
                                            -------------     ---------
     Current taxes
        Federal                            $       25,054  $            0
        State                                       6,263               0
                                           --------------  --------------

                                                   31,317               0
                                           --------------  --------------

     Deferred income tax
        Federal                                    69,178          25,160
        State                                      12,208           4,439
                                           --------------  --------------

                                                   81,386          29,599
                                           --------------  --------------

         Net provision for income taxes    $      112,703  $       29,599
                                           ==============  ==============

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability at January 31, 2000 and 1999, are presented below:

                                                          2000         1999
                                                       -----------  ----------
     Current
        Deferred tax asset:
           Accrued vacation                            $       948  $      960
           Net operating loss                             --            33,811
                                                       -----------  ----------

                                                       $       948  $   34,771
                                                       ===========  ==========
     Non-current
     -----------
        Deferred tax liability:
           Property and equipment, due to              $    16,200  $   24,703
             differences in depreciation
           Unrealized gains on marketable securities       278,217     222,151
                                                       -----------  ----------

                                                       $   294,417  $  246,854
                                                       ===========  ==========

Note E
Related Party Transactions-Capital Lease

The Company leases equipment under a capital lease expiring in 2002 with an interest rate of 14% per annum. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases is included in depreciation expenses.

The following is a summary of property and equipment held under capital leases:

                                                           2000         1999
                                                        -----------  ----------

           Property and equipment under capital leases  $    32,149  $   32,149
           Less:  Accumulated depreciation                 (16,610)    (10,181)
                                                        -----------  ----------

                                                        $    15,539  $   21,968
                                                        ===========  ==========

Minimum future lease payments under capital leases are as follows:

           January 31,
           ----------

             2001                                             $       7,711
             2002                                                     7,711
             2003                                                    13,037
                                                              -------------
                                                                     28,459
             Less amount representing interest                        5,863
                                                              -------------
             Present value of minimum lease payments                 22,596
             Current maturities of capital leases                     4,851
                                                              -------------

             Long-term capital leases less current maturity   $      17,745
                                                              =============


The Company also leases additional equipment from a related party on a month-to-month basis. The amount of lease expenses incurred by the Company in connection with the leases is $7,288 and $7,287 for years ending January 31, 2000 and 1999, respectively. Also, the Company incurred interest expenses from capital leases with the related party. The amounts of interest expenses incurred from the capital leases are $3,489 and $4,041 for the years ended January 31, 2000 and 1999, respectively.

 Note F
Commitments and Contingencies

Compensated Absences:
--------------------

Employees of the Company are entitled to paid vacations depending on job classification, length of service, and other factors. Effective January 1998, employees were permitted to carry over five days of unused vacation into the next benefit year. Accruals for compensated absences are included in accrued expenses.

Usage Commitment:
----------------

The Company entered into a long-distance contract with a telephone provider during February 1999. The contract states that IDC will pay a minimum of $2,000 per month for 24 months. If the Company should discontinue service before the contract expires, they would be obligated to pay the remaining monthly payments multiplied by the remaining life. The Company can discontinue the contract if they subscribe to a new phone plan with the same provider, which has a specified revenue commitment equal to or greater than the remaining revenue commitment under the plan being discontinued.

Note G
Subsequent Events - Letter of Intent

Subsequent to year-end, the Company entered into discussions with a potential buyer of the Company. As of April 14, 2000, the parties are negotiating the terms of the potential sale of the Company.

                          INTERCOASTAL DATA CORPORATION

                              FINANCIAL STATEMENTS
                             APRIL 30, 2000 AND 1999

                          INTERCOASTAL DATA CORPORATION


                                TABLE OF CONTENTS
                                -----------------



                                                                     PAGE
                                                                     ----


Accountants' report                                                    1


Financial statements:


      Balance sheets                                                 2 - 3


      Statements of income and comprehensive income                    4


      Statements of retained earnings                                  5


      Statements of cash flows                                       6 - 7


      Notes to financial statements                                 8 - 12

                               ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders of Intercoastal Data Corporation

We have reviewed the accompanying balance sheets of INTERCOASTAL DATA CORPORATION (a Georgia Corporation) as of April 30, 2000 and 1999, and the related statements of income and comprehensive income, retained earnings, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of INTERCOASTAL DATA CORPORATION.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

July 25, 2000, except with respect to matters discussed in Note G, as to which the date is August 3, 2000.

                          INTERCOASTAL DATA CORPORATION
                                 BALANCE SHEETS
                                    APRIL 30,


                                     ASSETS


                                                      2000              1999
                                                    -----------     -----------
Current assets
--------------
      Cash                                          $   319,248     $   143,850
      Investments in marketable securities            1,007,745         935,268
      Accounts receivable                               131,426         175,317
      Prepaid expenses                                      400             400
                                                    -----------     -----------

         Total current assets                         1,458,819       1,254,835
                                                    -----------     -----------

Property, plant, and equipment, at cost
---------------------------------------
      Land                                               43,549          43,549
      Buildings                                         325,572         325,572
      Furniture and equipment                           378,160         350,570
      Automobiles                                        42,013          42,013
      Computer software                                 107,934         106,329
                                                    -----------     -----------
                                                        897,228         868,033
      Less accumulated depreciation                    (498,673)       (452,375)
                                                    -----------     -----------

                                                        398,555         415,658
                                                    -----------     -----------

                                                    $ 1,857,374     $ 1,670,493
                                                    ===========     ===========

                 See accountants' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                                 BALANCE SHEETS
                                    APRIL 30,

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                           2000          1999
                                                                         ----------   ----------
Current liabilities
-------------------
      Accounts payable                                                   $    1,269   $     --
      Accrued expenses                                                       20,080       21,838
      Deferred revenue                                                       47,463       59,179
      Obligations under capital lease, current portion - related party        4,966        4,371
      Income taxes payable                                                   39,248        1,613
      Deferred tax liability                                                279,916      250,481
                                                                         ----------   ----------

         Total current liabilities                                          392,942      337,482
                                                                         ----------   ----------

Long-term liabilities
---------------------
      Obligations under capital lease,
         net of current portion - related party                              16,481       21,446
      Deferred tax liability                                                 14,918       23,119
                                                                         ----------   ----------

                                                                             31,399       44,565
                                                                         ----------   ----------
Stockholders' equity
--------------------
      Common stock; $.50 par value,
         1,000,000 authorized, 43,700 issued and outstanding                 21,850       21,850
      Additional paid-in capital                                              4,178        4,178
      Retained earnings                                                     665,309      598,717
      Accumulated other comprehensive income:
         Unrealized gain on investments in marketable securities            741,696      663,701
                                                                         ----------   ----------

                                                                          1,433,033    1,288,446
                                                                         ----------   ----------

                                                                         $1,857,374   $1,670,493
                                                                         ==========   ==========

                 See accountants' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                      FOR THE THREE MONTHS ENDED APRIL 30,


                                                                2000          1999
                                                              ---------    ---------
Sales                                                         $ 359,937    $ 396,074
-----                                                         ---------    ---------
Operating expenses
------------------
      Cost of service                                           123,160      115,756
      Selling, general, and administrative expenses             234,393      221,657
                                                              ---------    ---------

                                                                357,553      337,413
                                                              ---------    ---------

         Income from operations                                   2,384       58,661
                                                              ---------    ---------

Other income (expenses)
-----------------------
      Interest expense                                             (778)        (927)
      Interest income                                             2,642          289
      Dividend income                                             2,662        1,329
      Gain on investments in marketable
         securities                                              29,727       35,774
                                                              ---------    ---------

                                                                 34,253       36,465
                                                              ---------    ---------

         Income before taxes                                     36,637       95,126

Provision for income taxes                                        9,296       63,130
--------------------------                                    ---------    ---------
         Net income                                              27,341       31,996

Other comprehensive income
      Unrealized gains on marketable equity securities:
         Unrealized holding gains arising during the period       4,502       45,066
                                                              ---------    ---------

         Total comprehensive income                           $  31,843    $  77,062
                                                              =========    =========

                 See accountants' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                         STATEMENTS OF RETAINED EARNINGS
                      FOR THE THREE MONTHS ENDED APRIL 30,




                                                  2000                1999
                                             --------------     --------------

Balance, February 1,                         $     637,968      $      566,721




Net income                                          27,341              31,996
                                             --------------     --------------




Balance, April 30,                           $     665,309      $      598,717
                                             ==============     ==============

                 See accountants' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                            STATEMENTS OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED APRIL 30,



                           Increase (Decrease) In Cash


                                                                     2000         1999
                                                                   ---------    ---------
Cash flows from operating activities
------------------------------------
    Net income                                                     $  27,341    $  31,996
                                                                   ---------    ---------
    Adjustments to reconcile net income to net cash
        provided by operating activities
           Depreciation                                               10,377       10,377
           Amortization                                                1,841        1,842
           Deferred income taxes                                       1,365       61,517
           Gain on investments in marketable securities              (29,727)     (35,774)
           Changes in assets and liabilities
              Accounts receivable                                     30,923      (48,806)
              Prepaid expenses                                         2,621        3,010
              Accounts payable                                           479       (4,022)
              Accrued expenses                                        (1,631)         742
              Deferred revenue                                        (6,123)        (218)
              Income taxes payable                                     7,931        1,613
                                                                   ---------    ---------

                Total adjustments                                     18,056       (9,719)
                                                                   ---------    ---------

                       Net cash provided by operating activities      45,397       22,277
                                                                   ---------    ---------

Cash flows from investing activities
------------------------------------
    Acquisition of property, plant, and equipment                    (23,780)        --
    Proceeds from sale of marketable securities                       70,294       40,551
    Investments in marketable securities                              (3,650)        --
                                                                   ---------    ---------

        Net cash provided by investing activities                     42,864       40,551
                                                                   ---------    ---------


Cash flows from financing activities
------------------------------------
    Principal payments on obligations under capital lease             (1,149)      (1,001)
                                                                   ---------    ---------


           Net increase in cash                                       87,112       61,827

Cash, beginning of period                                            232,136       82,023
                                                                   ---------    ---------

           Cash, end of period                                     $ 319,248    $ 143,850
                                                                   =========    =========

                 See accountants' report and accompanying notes

                           Increase (Decrease) In Cash




SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------

                                                       2000              1999
                                                --------------      -----------

Cash paid during the periods for
      Interest                                  $          778      $       927
      Income taxes                              $            0      $         0


                 See accountants' report and accompanying notes

                          INTERCOASTAL DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             APRIL 30, 2000 AND 1999


Note A
Summary of Significant Accounting Policies

Nature of Operations:
--------------------

INTERCOASTAL DATA CORPORATION (IDC), a Georgia corporation incorporated in 1972, licenses EDI software and provides EDI services to users throughout the United States.

Use of Estimates:
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation, deferred revenue, and accrued expenses. Actual results could differ from those estimates.

Investments in Marketable Securities:
------------------------------------

The Company's marketable equity securities consist of equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase and re-evaluates such determinations at each balance sheet date.

Since the Company does not intend to sell these securities in the near term, they are classified as "available for sale" and, accordingly, are carried at fair value with unrealized gains and losses reported as a separate component within the stockholders' equity section of the balance sheets. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings. The Company accounts for any sales of investments on a first-in, first-out basis.

Accounts Receivable:
-------------------

The Company considers all accounts receivable to be fully collectible; therefore, no allowance for doubtful accounts has been provided. The Company does not require collateral for its accounts receivable. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreements would be the balance of the accounts receivable.

Property, Plant, and Equipment:
------------------------------

Property, plant, and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

                          INTERCOASTAL DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             APRIL 30, 2000 AND 1999

Depreciation is provided using both straight-line and accelerated methods over the estimated useful lives of the assets, which are as follows:

             Buildings                                          40 years
             Furniture and equipment                         5 - 7 years
             Automobiles                                     4 - 5 years
             Computer software                                   5 years

Revenue Recognition:
-------------------

Revenue consists primarily of consulting services, licensing fees, and post-contract customer support. The company accounts for such revenue in accordance with the American Institute of Certified Public Accountants' (AICPA) Statement of Position 97-2, "Software Revenue Recognition," as follows:

         License revenue                   Revenue from the license of software
                                           is recognized after shipment of the
                                           product and fulfillment of
                                           acceptance terms, provided no
                                           significant obligations remain and
                                           collection of the resulting
                                           receivable is deemed probable.



         Installation, consulting, and
             education                     When services are provided.

         Support contract                  Ratably over the life of the
                                           contract from effective date.


Income taxes:
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes relating primarily to the unrealized gains on marketable equity securities.


Advertising:
-----------

The Company expenses all advertising costs as incurred. Advertising expenses for the three months ended April 30, 2000 and 1999, are $10,713 and $10,744, respectively.

New Accounting Pronouncements:
-----------------------------

On January 31, 1998, the Company adopted SFAS 130, "Reporting Comprehensive Income," and restated prior years' financial statements to conform to the reporting standard. SFAS 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes all changes in stockholders' equity during a period except those resulting from investments by owners and distributions to owners. The adoption of SFAS 130 resulted in revised and additional disclosures but had no effect on the financial position, results of operations, or liquidity of the Company.

                          INTERCOASTAL DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             APRIL 30, 2000 AND 1999

Note B
Uninsured Cash Balances

The Company from time to time maintains cash deposits in excess of federally insured limits. At April 30, 2000 and 1999, the Company had approximately $163,448 and $0, respectively, at risk.

Note C
Investments in Marketable Securities

Cost and fair value of marketable securities available for sale are as follows:

                                                                 Unrealized                    Fair
                                         Cost                      Gains                      Value
                                     -----------               -------------               ------------
      April 30, 2000               $         266,049         $         741,696          $       1,007,745
                                   ==================        =================          =================

      April 30, 1999               $         271,567         $         663,701          $         935,268
                                   ==================        =================          =================

The unrealized gain on marketable securities, which is included as a separate component of stockholders' equity in the accompanying balance sheets, increased $4,502 during the 3 months ended April 30, 2000 and increased $45,066 during the 3 months ended April 30, 1999. The income tax expenses related to the unrealized gains on marketable securities are included in the provision for income taxes within the statement of operations. The amounts of income tax expense recognized in the financial statements related to the unrealized gains on marketable securities are $1,699 and $28,330 for the three months ended April 30, 2000 and 1999, respectively.

Note D
Income Taxes

The provision for income taxes consists of:
                                                      2000         1999
                                                -------------  -------------
      Current taxes
         Federal                                $       5,665  $       1,152
         State                                          2,266            461
                                                -------------  -------------

                                                        7,931          1,613
                                                -------------  -------------

      Deferred income tax
         Federal                                        1,161         52,289
         State                                            204          9,228
                                                -------------  -------------

                                                        1,365         61,517
                                                -------------  -------------

             Net provision for income taxes     $       9,296  $      63,130
                                                =============  =============

                          INTERCOASTAL DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             APRIL 30, 2000 AND 1999

The tax effects of temporary differences that give rise to the deferred tax liability at April 30, 2000 and 1999, are presented below:

                                                                     2000                  1999
                                                                ---------------    -----------------
      Current
         Deferred tax liability:
             Unrealized gains on marketable securities          $         279,916  $         250,481
                                                                =================  =================
      Non-current
         Deferred tax liability:
             Property and equipment, due to                     $          14,918  $          23,119
                                                                =================  =================
                differences in depreciation

Note E
Related Party Transactions - Capital Lease
------------------------------------------

The Company leases equipment under a capital lease expiring in 2002 with an interest rate of 14% per annum. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases is included in depreciation expenses.

The following is a summary of property and equipment held under capital leases:

                                                                          2000                  1999
                                                                     ---------------      ----------
             Property and equipment under capital leases             $        32,149     $        32,149
             Less:  Accumulated depreciation                                (18,218)            (11,788)
                                                                     ---------------     ---------------

                                                                     $        13,931     $        20,361
                                                                     ===============     ===============

Minimum future lease payments under capital leases are as follows:

               April 30,
               --------

                2001                                                 $         7,069
                2002                                                           7,711
                2003                                                          11,754
                                                                     ---------------
                                                                              26,534
                Less amount representing interest                              5,087
                                                                     ---------------
                Present value of minimum lease payments                       21,447
                Current maturities of capital leases                           4,966
                                                                     ---------------

                Long-term capital leases less current maturity       $        16,481
                                                                     ===============

                          INTERCOASTAL DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             APRIL 30, 2000 AND 1999

The Company also leases additional equipment from a related party on a month-to-month basis. The amount of lease expenses incurred by the Company in connection with the leases is $1,823 and $1,822 for the three months ending April 30, 2000 and 1999, respectively. Also, the Company incurred interest expenses from capital leases with the related party. The amounts of interest expenses incurred from the capital leases are $778 and $927 for the three months ended April 30, 2000 and 1999, respectively.

Note F
Commitments and Contingencies

Usage Commitment:
----------------

The Company entered into a long-distance contract with a telephone provider during February 1999. The contract states that IDC will pay a minimum of $2,000 per month for 24 months. If the Company should discontinue service before the contract expires, they would be obligated to pay the remaining monthly payments multiplied by the remaining life. The Company can discontinue the contract if they subscribe to a new phone plan with the same provider, which has a specified revenue commitment equal to or greater than the remaining revenue commitment under the plan being discontinued.

Note G
Subsequent Events - Merger Agreement

On August 2, 2000 the stockholders of the Company entered into a definitive merger agreement with Internet Commerce Corporation (ICC) (Nasdaq: ICCSA); the merger closed on August 3, 2000 and the Company merged with and into ICC. All issued and outstanding shares of the Company were surrendered by the stockholders in consideration for $2 million in shares of ICC common stock and additional shares equal to the value of the marketable equity securities valued at the average of the average high and low trading prices for the ten trading days ending four days prior to the closing date for a total of 190,861 shares of ICC common stock. The Company's building was distributed to a third company prior to the closing of the merger. The third company is owned by the Company's stockholders. The stockholders of the Company have the right to receive additional shares of ICC common stock equal to the difference between the number of shares calculated at the closing date and the number of shares of ICC common stock calculated using the value of ICC common stock on the date the registration statement becomes effective, not to exceed 125% of the total number of shares of ICC common stock calculated at the closing date or 238,576 shares.

Additionally, the merger agreement includes an employment agreement for the president of the Company terminating August 1, 2002. The employment agreement includes an annual salary in the amount of $125,000 plus an annual bonus that ranges from 10%-25% of the president's annual base salary. Also, the president is provided with the option under the definitive merger agreement to purchase 10,000 shares of ICC stock with the purchase price determined by the trading price of the ICC common stock at the effective date of the employment agreement or April 2, 2000.

It is the opinion of management that this transaction qualifies as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986.

                          UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

      The following unaudited pro forma combined condensed financial information reflects the acquisition of Intercoastal Data Corporation, a Georgia corporation ("IDC"), by Internet Commerce Corporation, a Delaware corporation ("ICC") and assumes the completion of the previously announced acquisition of Research Triangle Commerce, Inc., a North Carollina corporation ("RTCI"), by ICC as follows: The combined condensed pro forma balance sheet combines ICC and RTCI and IDC as of April 30, 2000, as if each acquisition had occurred on April 30, 2000. The pro forma statements of operations combine ICC's and RTCI's and IDC's historical results of operations for the twelve months ended July 31, 1999 and the nine months ended April 30, 2000, as if each acquisition had occurred on August 1, 1998.

      The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial positions. These pro forma financial statements are based on, and should be read in conjunction with, the historical financial statements, and the related notes thereto, of IDC filed herewith and of ICC previously filed with the Securities and Exchange Commission and the historical financial statements of RTCI beginning on page F-1 of ICC's preliminary proxy statement dated August 11, 2000 relating to its proposed acquisition of RTCI.

           The acquisitions of RTCI and IDC will be accounted for using the purchase method of accounting. The total purchase cost will be allocated to the assets acquired and liabilities assumed based on their respective fair values. The allocation of the total purchase cost reflected in the unaudited pro forma combined financial information is preliminary. The actual purchase accounting adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals that are currently in process. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited pro forma combined condensed financial information based on our estimates. Accordingly, the adjustments that have been included in the unaudited pro forma combined condensed financial information may change based upon the final allocation of the total purchase cost of the acquisitions of RTCI and IDC. The actual allocation of the purchase cost and the resulting effect on income may differ from the unaudited pro forma amounts included in this proxy statement. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying statement of operations.

                          INTERNET COMMERCE CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 April 30, 2000
                                 (in thousands)

                                      Historical     Historical   Historical   Pro Forma           Pro Forma
                                         ICC            IDC          RTCI      Adjustments          Combined
                                      ----------     ----------   ----------   -----------         ---------
ASSETS

Current Assets:
     Cash and cash equivalents           $ 21,921    $    319    $     15    $      1 (E)            $ 22,256
     Marketable securities                              1,008                                           1,008
     Accounts receivable, net                 349         131       1,263       1,743
     Other current assets                     204           1         359                                 564
                                                     --------    --------    --------                --------
          Total current assets             22,474       1,459       1,637           1                  25,571
Property and equipment, net                   924         386       1,128        (262) (F)              2,176
Intangible assets, net                        893          12          80      46,001  (A),(B),(C)     46,986
Other assets                                  535                      43                                 578
                                         --------    --------    --------    --------                --------
                                         $ 24,826    $  1,857    $  2,888    $ 45,740                $ 75,311
                                         ========    ========    ========    ========                ========
LIABILITIES AND
STOCKHOLDERS'  EQUITY

Current Liabilities:
     Accounts payable                    $    255    $      1    $    444                            $    700
     Current portion of long-term debt        330           5         117                                 452
     Convertible debenture                                          2,007   $ (2,007) (E)
   Deferred Taxes                                         280                                             280
     Other current liabilities                960         107       1,106      1,485  (A),(B)           3,658
                                         --------    --------    --------    --------                --------
                                            1,545         393       3,674       (522)                   5,090
Long term debt, net of current portion        288          16         282                                 586
Deferred taxes                                             15                  3,998 (G)                4,013
                                         --------    --------    --------    --------                --------
Total liabilities                           1,833         424       3,956      3,476                    9,689

Redeemable preferred stock                                          3,438     (3,438) (H)

Stockholders' Equity:
Preferred stock
Common stock                                   63          22                      3 (A),(B),(D            88
Additional paid-in capital                 56,841           4                 42,600 (A),(B),(D),(E)   99,445
Accumulated other comprehensive
income                                        742                               (742) (D)
Accumulated earnings (deficit)            (33,911)        665      (4,506)      3,841 (D)             (33,911)
                                         --------    --------    --------    --------                 -------
Total stockholders' equity                 22,993       1,433      (4,506)     45,702                  65,622
                                         --------    --------    --------    --------                --------
                                         $ 24,826    $  1,857    $  2,888    $ 45,740                $ 75,311
                                         ========    ========    ========    ========                ========

    See notes to unaudited pro forma combined condensed financial statements


                          INTERNET COMMERCE CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year ended July 31, 1999
                    (in thousands, except per share amounts)

                                                      Historical    Historical   Historical    Pro Forma        Pro Forma
                                                        ICC           IDC          RTCI       Adjustments        Combined
                                                      ----------    ----------   ----------   -----------       ---------
Revenues:
     Services                                         $    105     $  1,135     $  5,499     $    (23) (I)      $  6,716
     Software sales                                        299          159          458
                                                       --------     --------     --------     --------          --------
          Total revenues                                   105        1,434        5,658          (23)             7,174

Expenses:
     Cost of services                                      452          136        4,018          (23) (I)         4,583
     Cost of software                                      103          103
     Research and development                              517          367          884
     Selling and marketing                                 420          266          686
     General and administrative                          3,548          595        2,353        5,478  (C)        11,974
     Non-cash charges in connection with
        options, compensation and services               3,266                                                     3,266
     Write down of assets                                   33                                                        33
                                                      --------     --------     --------     --------           --------
          Total costs and expenses                       8,236        1,364        6,474        5,455             21,529
                                                      --------     --------     --------     --------           --------
Income (loss) from continuing operations                (8,131)          70         (816)      (5,478)           (14,355)
Interest expense, net                                   (1,490)                       (8)                         (1,498)
                                                      --------     --------     --------     --------           --------
Income (loss) from continuing operations
     before income taxes                                (9,621)          70         (824)      (5,478)           (15,853)
Income taxes (benefit)                                                   23            8         (751) (J)          (720)
                                                      --------     --------     --------     --------           --------
     Net income (loss)                                $ (9,621)    $     47     $   (832)    $ (4,727)          $(15,133)
                                                      ========     ========     ========     ========           ========
Dividends attributable to preferred stock                 (191)                     (252)         252 (H)           (191)
Dividends attributable to preferred stock
     resulting from discount for beneficial
     conversion feature                                 (1,222)                                                   (1,222)
                                                      --------     --------     --------     --------           --------
Loss attributable to common shareholders              $(11,034)    $     47     $ (1,084)    $ (4,475)          $(16,546)
                                                      ========     ========     ========     ========           ========

Basic and diluted loss per common share               $  (7.62)                                                 $  (4.20)
                                                      ========                                                  ========
Weighted average number of common
  shares outstanding - basic and diluted                 1,447                                                     3,939
                                                      ========                                                  ========

    See notes to unaudited pro forma combined condensed financial statements


                          INTERNET COMMERCE CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        Nine months ended April 30, 2000
                    (in thousands, except per share amounts)

                                             Historical       Historical     Historical      Pro Forma            Pro Forma
                                                 ICC             IDC            RTCI        Adjustments            Combined
                                             ----------       ----------     ----------     -----------          ----------
Revenues:
     Services                                     $  769         $ 979        $ 5,130        $  (21)  (I)          $ 6,857
     Software sales                                                168            716                                  884
                                             -----------     ---------     ----------        -------             ---------
          Total revenues                             769         1,147          5,846           (21)                 7,741

Expenses:
     Cost of services                              1,584           302          4,420           (21)  (I)            6,285
     Cost of software                                                9            465                                  474
     Research and development                        507                                                               507
     Selling and marketing                         2,267           210                                               2,477
     General and administrative                    3,291           544          3,850         4,109   (C)           11,794
     Non cash charges in connection with
        options, compensation and services         3,311                                                             3,311
                                             ------------   -----------     ----------   ----------            ----------
          Total costs and expenses                10,960         1,065          8,735         4,088                24,848
                                             ------------   -----------     ----------   ----------            ----------
Income (loss) from continuing                   (10,191)            82        (2,889)        (4,109)              (17,107)
operations
Interest income (expense), net                       373            26          (293)                                  106
                                             ------------   -----------     ----------   -----------            ----------
Income (loss) from continuing
operations
     before income taxes                         (9,818)           108        (3,182)        (4,109)              (17,001)
Income taxes (benefit)                                              91           (33)          (563)  (J)            (505)
                                             ------------   -----------     ----------   ----------            ----------
     Net income (loss)                         $ (9,818)          $ 17      $ (3,149)       $(3,546)            $ (16,496)
                                             ============   ===========     ==========   ==========            ==========
Dividends attributable to preferred stock                                       (600)           600  (H)
                                             ------------   -----------     ----------   ----------            ----------
Loss attributable to common shareholders       $ (9,818)          $ 17      $ (3,749)      $(2,946)            $ (16,496)
                                             ============   ===========     ==========   =========             ==========
Basic and diluted loss per common share         $ (2.68)                                                       $   (2.68)
                                             ============                                                      ==========
Weighted average number of common
  shares outstanding - basic and diluted           3,670                                                           6,162
                                             ============                                                      ==========

    See notes to unaudited pro forma combined condensed financial statements

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.         Basis of Presentation

           The unaudited pro forma combined condensed balance sheet of ICC at April 30, 2000 has been prepared as if the acquisitions of RTCI and IDC had been consummated at April 30, 2000. The unaudited pro forma combined condensed statements of operations for the year ended July 31, 1999 and the nine-month period ended April 30, 2000 have been prepared as if the acquisitions of RTCI and IDC had been consummated August 1, 1998.

           In management's opinion, all material adjustments necessary to reflect the effects of the acquisitions have been made and are factually supportable. The unaudited pro forma financial statements are not necessarily indicative of the financial position of the consolidated company at April 30, 2000, or what the actual results of operation of the consolidated company would have been assuming the acquisition had been completed as of August 1, 1998, nor are they indicative of the financial position or results of operations for future periods. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of ICC and IDC incorporated by reference and the historical financial statements for RTCI included this proxy statement beginning on page F-1.

2.         Pro Forma Adjustments and Assumptions

(A) The purchase price for ICC's pending acquisition of IDC was determined by multiplying 194,731 shares of ICC's Class A Common Stock issued to IDC shareholders by the fair market value of $16.78 per share. The number of shares was determined by dividing $2,000,000 plus the IDC portfolio market value of $1,267,220, as calculated based on the formula set forth in the definitive merger agreement, divided by $16.78, the value of the ICC Class A Common Stock on the Effective Date (as defined in the definitive merger agreement) (such value as determined by taking the average of the average high and low trading prices for ICC common stock for the 10 trading days ending four days prior to April 30, 2000, the "closing date"). The estimated direct transaction costs to be incurred by the combined company include fees paid for attorneys, accountants, due diligence and other related charges. The purchase price for the completion of the acquisition is summarized below (in thousands):

Notes to Unaudited Pro Forma Combined Condensed Financial Statements


               Purchase Price:
                Acquisition cost                                   $ 3,267
                Estimated transaction costs                            125
                                                                   --------

                    Total purchase price                           $ 3,392
                                                                   ========

               Fair value of net assets acquired:
               Fixed assets                                          $ 124
               Other assets                                          1,471
               Liabilities assumed                                   (415)
                                                                   --------
                    Fair value of net assets acquired                1,180
                                                                   --------
               Cost in excess of net assets acquired               $ 2,212
                                                                   ========

               Payment of Purchase Price:
               Common stock and additional paid-in capital         $ 3,267
               Other current liabilities -  transaction costs          125
                                                                   --------

                                                                   $ 3,392
                                                                   ========

(B) The purchase price for ICC's pending acquisition of RTCI was determined by the following formula:

           ICC shall pay aggregate consideration of $42,000,000 to the holders of RTCI common stock and RTCI series A preferred stock and option holders, consisting of (i) the cash at closing and (ii) ICC shares equal to the number of shares obtained by dividing $42,000,000 minus the cash at closing ($16,167 as of April 30, 2000) by the market price ($15.89) as determined based on the formula in the definitive merger agreement (the average of the closing prices per share of ICC Class A Common Stock for the ten trading days ending three trading days prior to April 30, 2000). A total of 2,641,531 shares will be reduced by 305,271 shares reserved for assumption of the RTCI stock option plan and 38,812 shares reserved for assumption of RTCI warrants, resulting in 2,279,448 shares issued at consummation of the acquisition. The estimated direct transaction costs to be incurred by the combined company include fees for investment bankers, attorneys, accountants, financial printing, due diligence and other related charges. The purchase price for the completion of the acquisition is summarized below (in thousands):

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

         Purchase Price:
          Acquisition cost (net of cash of $16
          at April 30, 2000)                                         $ 39,361
          Estimated transaction costs                                   1,360
                                                                     ---------

              Total purchase price                                   $ 40,721
                                                                     =========

         Fair value of net assets acquired:
         Fixed assets                                                 $ 1,128
         Other assets                                                   1,761
         Identifiable intangible                                        9,996
         Liabilities assumed                                          (1,949)
                                                                     ---------
              Fair value of net assets acquired                        10,936
         Excess of purchase price over fair value of
              net assets acquired
                                                                       32,408
          Deferred tax effect of  purchase accounting                   3,998
                                                                     ---------
          Cost in excess of net assets acquired                      $ 36,406
                                                                     =========

         Payment of Purchase Price:
         Common stock and additional paid-in capital                 $ 36,515
         Fair value of options and warrants assumed                     2,846
         Other current liabilities - transaction costs                  1,360
                                                                     ---------
                                                                     $ 40,721
                                                                     =========

(C) The pro forma financial statements assume that the goodwill and the intangible assets related to the RTCI and IDC acquisitions will be amortized on a straight-line basis over the number of years indicated in the table below:

                                                             IDC        RTCI
                                                           --------   --------
               Goodwill                                       10          10
               Workforce                                                   5
               Mapping technology                                          5
               Customer list                                              10

Amortization of intangibles will be included in the general and administrative expenses in the combined company's statement of operations. These estimated useful lives are based on valuations currently in process.

(D)        Elimination of IDC and RTCI shareholders' equity amounts.

(E) Immediately prior to the RTCI acquisition, the convertible debenture and certain warrants will be converted into shares of RTCI common stock.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(F) Immediately prior to the IDC acquisition, the IDC building will be distributed to another company at net book value to those shareholders who were shareholders of IDC prior to the acquisition of IDC by ICC.

(G) Deferred tax liability from acquisition of intangible assets from RTCI.

(H) Elimination of accretion and conversion of mandatorily redeemable preferred stock.

(I) Elimination of revenue transactions between ICC and RTCI and between ICC and IDC.

(J)        Tax benefit relating to identifiable intangible assets.

3.         Shares Issued for RTCI Acquisition

           The transaction between ICC and RTCI is structured so that a minimum of 1,800,000 shares of ICC's Class A Common Stock and a maximum of 3,315,890 shares of ICC's Class A Common Stock are issuable in connection with the RTCI merger based upon the market price of ICC's Class A Common Stock and the cash on hand of RTCI at closing.